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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 11, 2001, on the consolidated statements of operations, stockholders' equity and cash flows for the year ended October 31, 2000, included in the Annual Report of Televideo, Inc., and Subsidiaries on form 10-K for the year ended October 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Televideo, Inc. on Form S-8 (File No. 33-26203, effective November 2, 1992).

/s/ Grant Thornton LLP
San Jose, California
February 4, 2003